EXHIBIT 23.1


       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Envirodyne Industries, Inc.
and subsidiaries on Form S-8 (File Nos. 33-63807 and 33-
64025) of our report dated March 26, 1996 on our audits of the consolidated financial statements and financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries as of December 28, 1995 and December 29,
1994, and for the period December 30, 1994 to December
28, 1995 and January 1 to December 29, 1994 (Post-consummation) and January 1 to December 31, 1993 (Pre-consummation), which report is included in the annual report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Chicago, Illinois
March 26, 1996